UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 13, 2022
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual general meeting of shareholders of Atlas Financial Holdings, Inc. (the "Corporation") was held June 13, 2022. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Corporation's 2022 Proxy Statement (the "Proxy Statement").

(1) The Directors of the Corporation were elected by the following vote:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Scott Wollney	6,642,109	997,477	733	3,547,103
Paul Romano	6,578,546	1,061,040	733	3,547,103
Joseph Shugrue	6,578,446	1,061,035	733	3,547,103

(2) The shareholders approved, on an advisory basis, the executive compensation of the named executive officers as disclosed in the Proxy Statement, by the following vote:

FOR	7,337,602
AGAINST	299,608
ABSTAIN	3,109
BROKER NON-VOTES	3,547,103

(3) The shareholders ratified the appointment of Baker Tilly US, LLP as the independent registered public accountant of the Corporation for the fiscal year ending December 31, 2022, by the following vote:

FOR	11,181,234
AGAINST	6,085
ABSTAIN	103

(4) The shareholders approved a resolution approving the Corporation’s 2022 Equity Incentive Plan, by the following vote:

FOR	6,318,178
AGAINST	1,074,420
ABSTAIN	247,721
BROKER NON-VOTES	3,547,103

The results reported above are final voting results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
Date: June 16, 2022	By:	/s/ Paul A. Romano
	Name:	Paul A. Romano
	Title:	Vice President and Chief Financial Officer